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                                                                   EXHIBIT 10.04
                              AMENDED AND RESTATED
                        KNOWLEDGE KIDS ENTERPRISES, INC.
                                STOCK OPTION PLAN


                                    RECITALS

         KNOWLEDGE KIDS ENTERPRISES, INC. (the "Company") adopted a STOCK OPTION PLAN on September 25, 1997 (the "Original Plan"). The Company desires to increase the maximum number of shares which may be issued under the plan and to adopt other changes to the original Plan. THIS AMENDED AND RESTATED KNOWLEDGE KIDS ENTERPRISES, INC. STOCK OPTION PLAN amends and completely restates the Original Plan.

                                   ARTICLE 1

                                     GENERAL

         1.1 PURPOSE.

         The purposes of this Amended and Restated Stock Option Plan (the "Plan") are to: (1) closely associate the interests of the management of the Company and Affiliates of the Company with the shareholders by reinforcing the relationship between participants' rewards and shareholder gains; (2) provide management with an equity ownership in the Company commensurate with Company performance, as reflected in increased shareholder value; (3) maintain competitive compensation levels; and (4) provide an incentive to management for continuous employment with the Company.

         1.2 ADMINISTRATION.

                  (a) The Plan shall be administered by the Board of Directors of the Company (the "Board") as constituted from time to time. The Board may, in its discretion, delegate the administration of the Plan or any aspect thereof to the Compensation Committee of the Company, as constituted from time to time, in which case references herein to the "Board" shall be deemed to refer to the Compensation Committee of the Company, as appropriate.

                  (b) The Board shall have the authority, in its sole discretion and from time to time to:

                           (i) designate the employees or classes of employees
eligible to participate in the Plan;

                           (ii) grant awards provided in the Plan in such form
and amount as the Board shall determine;

                           (iii) impose such limitations, restrictions and
conditions upon any such award as the Board shall deem appropriate; and

                                       1.
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                           (iv) interpret the Plan, adopt, amend, and rescind
rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

                  (c) Decisions and determinations of the Board on all matters relating to the Plan shall be in its reasonable discretion and shall be conclusive. No member of the Board shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

         1.3 ELIGIBILITY FOR PARTICIPATION.

         Participants in the Plan shall be selected by the Board from the executive officers and other key employees of the Company who occupy responsible managerial or professional positions and who have the capability of making a substantial contribution to the success of the Company. Additionally, at the sole and absolute discretion of the Board, selected consultants of the Company who are independent contractors may also be participants as to Stock Options, but not as to Incentive Stock Options. In making this selection and in determining the form and amount of awards, the Board shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company, and past and potential contributions to the Company's profitability and sound growth.

         1.4 TYPES OF AWARDS UNDER PLAN.

         Awards under the Plan may be in the form of any one or more of the following:

                           (i) Stock Options, as described in Article II; and/or

                           (ii) Incentive Stock Options, as described in Article
                  III.

         1.5 AGGREGATE LIMITATION ON AWARDS.

         Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of Class A Common Stock of the Company (the "Class A Common Stock"). The maximum number of shares which may be issued under the Plan shall be 10,000,000. If any option shall for any reason expire or otherwise terminate in whole or in part, without having been exercised in full, the Class A Common Stock not purchased under such Option shall revert to and again become available for issuance under the Plan.

         1.6 EFFECTIVE DATE AND TERM OF PLAN.

                  (a) The Plan shall become effective on the date as of which it is approved by the shareholders and the Board of the Company.

                  (b) No awards shall be made under the Plan after December 31, 2006 provided, however, that the Plan and all awards made under the Plan prior to such date shall remain in effect until such awards have been satisfied or terminated in accordance with the Plan and the terms of such awards.

                                       2.
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                                   ARTICLE 2

                                  STOCK OPTIONS

         2.1 AWARD OF STOCK OPTIONS.

         The Board may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Board may prescribe, grant to any participant in the Plan one or more options to purchase for cash the number of shares of Class A Common Stock ("Stock Options") allotted by the Board. The date a Stock Option is granted shall mean the date selected by the Board as of which the Board allots a specific number of shares to a participant pursuant to the Plan. The Stock Options are not intended to qualify as incentive stock options under the provisions of Section 422 of the Internal Revenue Code of 1986 as amended.

         2.2 STOCK OPTION AGREEMENTS.

         The grant of a Stock Option shall be evidenced by a written Stock Option Agreement, executed by the Company and the holder of a Stock Option (the "optionee"), stating the number of shares of Class A Common Stock subject to the Stock Option evidenced thereby, and in such form as the Board may from time to time determine.

         2.3 STOCK OPTION PRICE.

         The Option Price per share of Class A Common Stock deliverable upon the exercise of a Stock Option shall be 100% of the fair market value of a share of Class A Common Stock on the date the Stock Option is granted, unless otherwise determined by the Board or pursuant to an employment agreement.

         2.4 TERM AND EXERCISE.

         Each Stock Option shall be exercisable pursuant to the vesting schedule set forth in the Stock Option Agreement granting such Stock Option. Unless a different period is provided by the Board, by another Section of this Plan, or a Stock Option Agreement, each Stock Option may be exercised until December 31, 2006 (the "Option Term"). No Stock Option shall be exercisable after the expiration of its Option Term.

         2.5 MANNER OF PAYMENT.

         Each Stock Option Agreement shall set forth the procedure governing the exercise of the Stock Option granted thereunder, and shall provide that, upon such exercise in respect of any shares of Class A Common Stock subject thereto, the optionee shall pay to the Company, in full, the Option Price for such shares with cash (in U.S. Dollars); provided, however, that, prior to an "Initial Public offering" (as defined herein), if such exercise is made after Optionee's employment with the Company terminates for any reason other than "Cause" (as defined herein), and further provided that Optionee had been employed by the Company for at least one year prior to such termination, then Optionee may pay the Option Price to the Company: (i) with cash (in U.S. Dollars); (ii) through the surrender of previously acquired shares of Class A Common Stock, based on the fair market value thereof on the surrender date, held by the Optionee for

                                       3.
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more than six months at the time of exercise; (iii) with a Promissory Note (as defined herein) ; or (iv) with any combination of (i) through (iii).

         2.6 ISSUANCE OF SHARES.

         As soon as practicable after receipt of payment, the Company shall deliver to the optionee a certificate or certificates for such shares of Class A Common Stock. The optionee shall become a shareholder of the Company with respect to Class A Common Stock represented by share certificates so issued and as such shall be fully entitled to all rights of a shareholder holding Class A Common Stock.

         2.7 DEATH OF OPTIONEE.

         Upon the death of the optionee, any Stock Options held by optionee and exercisable on the date of death may be exercised by the optionee's estate, or by a person who acquires the right to exercise such Stock Option by bequest or inheritance or by reason of the death of the optionee, provided that such exercise occurs within both the remaining Option Term of the Stock Option and six months after the optionee's death. Any Stock Options held by optionee which are not exercisable on the date of optionee's death shall terminate upon optionee's death. Any Stock Options held by optionee which were exercisable on the date of optionee's death but which are not exercised within the shorter of:
(i) the remaining Option Term or (ii) the six month period following optionee's death, shall terminate at the end of the shorter of the two periods.

         2.8 DISABILITY OF OPTIONEE.

         Upon termination of the optionee's employment by reason of permanent disability (as determined by the Board, or if such optionee has an employment agreement with the Company, then as determined pursuant to said employment agreement), any Stock options held by optionee and exercisable on the date of such termination may be exercised by optionee, provided that such exercise occurs within both the remaining Option Term of the Stock option and within six months from the date of termination. Any Stock options held by optionee which are not exercisable on the date of optionee's termination shall terminate on the date of optionee's termination. Any Stock Options held by optionee which were exercisable on the date of optionee's termination but which are not exercised within the shorter of: (i) the remaining option Term or (ii) the six month period following optionee's termination, shall terminate at the end of the shorter of the two periods.

         2.9 TERMINATION FOR OTHER REASONS.

         Except as provided in Sections 2.7 or 2.8 or except as otherwise determined by the Board or as provided in a Stock Option Agreement or an applicable employment agreement, upon termination of the optionee's employment, any Stock Options held by optionee and exercisable on the date of such termination may be exercised by optionee, provided that such exercise occurs within both the remaining Option Term of the Stock Option and within three months from the date of termination. Any Stock Options held by optionee which are not exercisable on the date of optionee's termination shall terminate on the date of optionee's termination. Any Stock options held by optionee which were exercisable on the date of optionee's termination but which are not exercised within the shorter of: (i) the remaining Option Term or (ii) the three month

                                       4.
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period following optionee's termination, shall terminate at the end of the shorter of the two periods. Notwithstanding the foregoing, if the exercise of a Stock Option following termination of the optionee's employment would result in liability under Section 16(b) of the Securities Exchange Act of 1934, then, except as provided in Sections 2.7 or 2.8, such Stock Options shall terminate on the earlier of (i) the expiration of the Option Term, or (ii) the tenth day after the last date on which such exercise would result in such liability under
Section 16(b) of the Securities Exchange Act of 1934. Additionally, if the exercise of a Stock Option following termination of the optionee's employment would be prohibited solely because the issuance of shares would violate the registration requirements under the Securities Act of 1933, then, except as provided in Sections 2.7 or 2.8, such Stock Options shall terminate on the earlier of (i) the expiration of the Option Term, or (ii) the tenth day after the day on which such registration requirements would no longer be violated by the issuance of such shares.

                                   ARTICLE 3

                             INCENTIVE STOCK OPTIONS

         3.1 AWARD OF INCENTIVE STOCK OPTIONS.

         The Board may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Board may prescribe, grant to any participant in the Plan one or more "incentive stock options" (intended to qualify as such under the provisions of Section 422 of the Code ("Incentive Stock Options")) to purchase for cash the number of shares of Class A Common Stock allotted by the Board. The date an Incentive Stock Option is granted shall mean the date selected by the Board as of which the Board allots a specific number of shares to a participant pursuant to the Plan.

         3.2 INCENTIVE STOCK OPTION AGREEMENTS.

         The grant of an Incentive Stock Option shall be evidenced by a written Incentive Stock Option Agreement, executed by the Company and the holder of an Incentive Stock Option (the "optionee"), stating the number of shares of Class A Common Stock subject to the Incentive Stock option evidenced thereby, and in such form as the Board may from time to time determine.

         3.3 INCENTIVE STOCK OPTION PRICE.

         The Option Price per share of Class A Common Stock deliverable upon the exercise of an Incentive Stock Option shall be 100% of the fair market value of a share of Class A Common Stock on the date the Incentive Stock Option is granted; provided, however, that the Option Price of any Incentive Stock Option granted to any owner (either directly or through attribution pursuant to Section 424(d) of the Code) of 10% or more of the total combined voting power of the Company shall be 110% of such fair market value.

         3.4 TERM AND EXERCISE.

         Each Incentive Stock Option shall be exercisable pursuant to the vesting schedule set forth in the Incentive Stock Option Agreement granting such Incentive Stock Option. Unless a different period is provided by the Board, another Section of this Plan, or an Incentive Stock

                                       5.
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Option Agreement, each Incentive Stock Option may be exercised until December
31, 2006 (the "Option Term"). No Incentive Stock Option shall be exercisable after the expiration of its Option Term. Notwithstanding the foregoing, any Incentive Stock Option granted to any owner of 10% or more of the total combined voting power of the Company may be exercised only until December 31, 2002, and such period shall be defined as the "Option Term" for such Option.

         3.5 MAXIMUM AMOUNT OF INCENTIVE STOCK OPTION GRANT.

         The aggregate fair market value (determined on the date the option is granted) of Class A Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

         3.6 DEATH OF OPTIONEE.

         Upon the death of the optionee, any Incentive Stock Options held by optionee and exercisable on the date of death may be exercised by the optionee's estate or by a person who acquires the right to exercise such Incentive Stock Option by bequest or inheritance or by reason of the death of the optionee, provided that such exercise occurs within both the remaining Option Term of the Incentive Stock Option and six months after the optionee's death. Any Incentive Stock Options held by optionee which are not exercisable on the date of optionee's death shall terminate upon optionee's death. Any Incentive Stock Options held by optionee which were exercisable on the date of optionee's death but which are not exercised within the shorter of: (i) the remaining option Term or (ii) the six month period following optionee's death, shall terminate at the end of the shorter of the two periods.

         3.7 DISABILITY OF OPTIONEE.

         Upon termination of the optionee's employment by reason of permanent disability (as determined by the Board, or if such optionee has an employment agreement with the Company, then as determined pursuant to said employment agreement), any Incentive Stock Options held by optionee and exercisable on the date of such termination may be exercised by optionee, provided that such exercise occurs within both the remaining Option Term of the Incentive Stock Option and within 6 months from the date of termination. Any Incentive Stock Options held by optionee which are not exercisable on the date of optionee's termination shall terminate on the date of optionee's termination. Any Incentive Stock Options held by optionee which were exercisable on the date of optionee's termination but which are not exercised within the shorter of: (i) the remaining Option Term or (ii) the six month period following optionee's termination, shall terminate at the end of the shorter of the two periods.

         3.8 TERMINATION FOR OTHER REASONS.

         Except as provided in Sections 3.6 or 3.7, or except as otherwise determined by the Board or as provided in an Incentive Stock Option Agreement or an applicable employment agreement, upon termination of the optionee's employment, any Incentive Stock Options held by optionee and exercisable on the date of such termination may be exercised by optionee, provided that such exercise occurs within both the remaining Option Term of the Incentive Stock Option and within three months from the date of termination. Any Incentive Stock Options held by optionee which are not exercisable on the date of optionee's termination shall terminate on the date of optionee's

                                       6.
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termination. Any Incentive Stock options held by optionee which were exercisable on the date of optionee's termination but which are not exercised within the shorter of: (i) the remaining Option Term or (ii) the three month period following optionee's termination, shall terminate at the end of the shorter of the two periods. Notwithstanding the foregoing, if the exercise of an Incentive Stock Option following termination of the optionee's employment would result in liability under Section 16(b) of the Securities Exchange Act of 1934, then, except as provided in Sections 3.6 or 3.7, such Incentive Stock Options shall terminate on the earlier of (i) the expiration of the Option Term, or (ii) the tenth day after the last date on which such exercise would result in such liability under Section 16(b) of the Securities Exchange Act of 1934. Additionally, if the exercise of an Incentive Stock option following termination of the optionee's employment would be prohibited solely because the issuance of shares would violate the registration requirements under the Securities Act of 1933, then, except as provided in Sections 3.6 or 3.7, such Incentive Stock Options shall terminate on the earlier of (i) the expiration of the Option Term, or (ii) the tenth day after such registration requirements would no longer be violated by the issuance of such shares.

         3.9 APPLICABILITY OF STOCK OPTIONS SECTIONS.

         Sections 2.5, Manner of Payment; and 2.6, Issuance of Shares, applicable to Stock Options, shall apply equally to Incentive Stock Options. Said Sections are incorporated by reference in this Article III as though fully set forth herein.

                                   ARTICLE 4

                                  MISCELLANEOUS

         4.1 GENERAL RESTRICTION.

         Each award under the Plan shall be subject to the requirement that, if at any time the Board shall reasonably determine that the listing, registration, or qualification of the shares of Class A Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or the consent or approval of any government regulatory body, is necessary as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Class A Common Stock thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any material conditions not acceptable to the Board in its reasonable discretion. The Company shall be obligated to make every reasonable effort to list, register, or qualify the shares or obtain such consent or approval if so necessary.

         4.2 NON-ASSIGNABILITY.

         No award under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution. During the life of the recipient, such award shall be exercisable only by such person or by such person's guardian or legal representative.

                                       7.
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         4.3 WITHHOLDING TAXES.

         Whenever the Company proposes or is required to issue or transfer shares of Class A Common Stock under the Plan, the Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy any Federal, state, and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Company may issue or transfer such shares of Class A Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Class A Common Stock shall be valued on the date the withholding obligation is incurred.

         4.4 RIGHT TO TERMINATE EMPLOYMENT.

         Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such participant.

         4.5 NON-UNIFORM DETERMINATIONS.

         The Board's determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount, and timing of such awards, the terms and provisions of such awards, and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

         4.6 RIGHTS AS A SHAREHOLDER.

         The recipient of any award under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Class A Common Stock are issued to him.

         4.7 NO OBLIGATION TO EXERCISE OPTION.

         The granting of an Option shall impose no obligation upon the participant to exercise such option.

         4.8 DEFINITIONS.

         In this Plan the following definitions shall apply:

                  (a) "Affiliate" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

                  (b) "Cause" shall have the meaning assigned to it in any relevant employment agreement between the Company and the optionee, otherwise a termination shall be for "cause" if the employee shall (i) commit an act of fraud, embezzlement, or misappropriation, (ii) be convicted of, or enter a plea of guilty or no contest to, any felony involving moral turpitude or

                                       8.
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dishonesty, (iii) commission of an act which amounts to willful misconduct, wanton misconduct, or gross negligence, or (iv) willfully fail to perform the responsibilities and duties of his employment with the Company.

                  (c) "Code" means the Internal Revenue Code of 1986, as amended.

                  (d) "Fair market value" as of any date and in respect of any share of Class A Common Stock means (i) the average closing price of a share of Class A Common Stock on the principal exchange on which such shares are then trading, if any (or as reported on any composite index which includes such principal exchange), on the ten most current trading days immediately prior to such date, or (ii) if such shares are not traded on an exchange but are quoted on NASDAQ or a successor quotation system, the average mean between the closing representative bid and asked prices for such shares on the ten (10) most recent trading days immediately prior to such date as reported by NASDAQ or such successor quotation system; or (iii) in the event that clauses (i) and (ii) above are inapplicable, the "fair market value" shall be determined in good faith by the Board, provided that if Michael Wood is a member of the Board at the time such determination is made, then the determination of the Board must be by unanimous agreement of the Board, and the Board shall notify the optionee in writing of its determination (the "Valuation Notice"). If the optionee disputes the fair market value as determined by the Board, then the optionee shall so notify the Board in writing (the "Appraisal Notice") within five (5) business days of delivery of the Valuation Notice. Within fifteen (15) business days of the delivery of the Appraisal Notice, the Board and the optionee shall each appoint a professional appraiser to determine the fair market value of such shares. Each appraiser shall have at least five (5) years experience in appraising companies similar to the Company. The two appraisers shall within the succeeding twenty (20) day period after their selection, attempt to reach agreement on the fair market value. If the appraisers reach such agreement, their agreement shall be final and binding on the Company and the optionee. If the appraisers fail to agree, they shall within ten (10) days thereafter select a third appraiser with the same qualification requirements, and the three (3) appraisers shall establish the fair market value by majority vote within the succeeding twenty (20) day period and such determination of the fair market value shall be final and binding on the Company and the optionee. In all events, the appraisers selected shall be unaffiliated with and otherwise independent of the Company, the optionee, and their affiliates. If the fair market value as determined by the appraisers is less than, or no more than, five percent (5%) greater than the value as determined by the Board, then the optionee shall pay all costs associated with the appraisers. If the fair market value as determined by the appraisers is more than five percent (5%) greater than the value as determined by the Board, then the Company shall pay for all costs associated with the appraisers. In all determinations of fair market value, no discounts shall be applied for minority interests or lack of liquidity. If the Board is unable to agree on the fair market value, then the fair market value shall be determined by an appraiser with the same qualification requirements as set forth above and the costs associated with such appraisal shall be paid by the Company.

                  (e) "Initial Public Offering" means the Company's first underwritten public offering of common equity interests under the Securities Act of 1933, that results in such common equity interests being listed for trading on a national securities exchange or being authorized for trading on the Nasdaq National Market System at such time.

                                       9.
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                  (f) "Option" means Stock Option or Incentive Stock Option.

                  (g) "Option Price" means the purchase price per share of Class A Common Stock deliverable upon the exercise of a Stock Option or Incentive Stock Option.

                  (h) "Participant" means an employee or consultant of the Company, to whom an Option is granted under the Plan.

                  (i) "Prime Rate" means shall mean Bank of America National Trust and Savings Association's ("B of A") reference rate, per annum, announced by B of A in San Francisco, California, as its "reference rate," with the understanding that B of A's "reference rate" set by B of A is based on various factors, including B of A's costs and desired returns, general economic conditions, and other factors, and is used as a reference point for pricing some loans, and that B of A may price loans at, above, or below the reference rate. In the event B of A ceases publication of the Prime Rate, then "Prime Rate" shall mean the highest rate charged by such bank on short term, unsecured loans to its most creditworthy large corporate borrowers. In the event B of A (i) publishes more than one Prime Rate, the higher or highest of such rates shall apply, or (ii) publishes a retraction or correction of such rate, the rate reported in such retraction or correction shall apply. In the event that B of A is acquired, liquidates, or is otherwise no longer carrying on the banking business, "Prime Rate" shall mean the highest rate charged by a national or international bank selected by the Board on short term, unsecured loans to its most creditworthy large corporate borrowers.

                  (j) "Promissory Note" means a promissory note issued by an Optionee to the Company bearing interest at the Prime Rate in effect at the time the Promissory Note is executed, plus SO basis points. The principal of such Promissory Note and all accrued interest thereon shall be due and payable on the earlier of: (i) the date provided for in such Promissory Note, but in no case shall such date be later than December 31, 2006; and (ii) one hundred twenty
(120) days after an Initial Public Offering. Optionee shall have no right to pay such Promissory Note prior to its maturity. The obligation to pay the principal of such Promissory Note shall be non-recourse as against Optionee and shall be secured by the shares of the Class A Common Stock of the Company issued to the Optionee. The obligation to pay the interest, but not the principal, on such Promissory Note shall be on a full recourse basis to the Optionee.

         4.9 LEAVES OF ABSENCE.

         The Board shall be entitled to make such rules, regulations, and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any award. Without limiting the generality of the foregoing, the Board shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any recipient who takes such leave of absence.

         4.10 ADJUSTMENTS.

         In any event of any change in the outstanding Class A Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares, sale of stock to existing shareholders or their affiliates for less than fair

                                      10.
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market value, or the like, the Board shall proportionately adjust the number of shares of Class A Common Stock which may be issued under the Plan, the number of shares of Class A Common Stock subject to options theretofore granted under the Plan, the Option Price of options theretofore granted under the Plan, and any and all other matters deemed appropriate by the Board.

         4.11 TERMINATION OF OPTIONS.

         In the event of: (i) a sale of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation, or (iii) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Class A Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, then, if the surviving corporation does not agree to assume the Options outstanding under the Plan or substitute similar options for those outstanding under the Plan, all options which have been granted but which are not then exercisable shall become exercisable prior to the consummation of such event. All outstanding Options which are not exercised prior to such event shall be terminated unless a Stock Option Agreement or Incentive Stock Option Agreement provides otherwise. In the event of a dissolution or liquidation of the Company, all outstanding options shall terminate if not exercised prior to such dissolution or liquidation unless a Stock Option Agreement or Incentive Stock Option Agreement provides otherwise.

         4.12 AMENDMENT OF THE PLAN.

                  (a) The Board may, without further action by the shareholders and without receiving further consideration from the participants, amend this Plan or condition or modify awards under this Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements.

                  (b) The Board may at any time and from time to time terminate or modify or amend the Plan in any respect, except that without shareholder approval the Board may not (i) increase the maximum number of shares of Class A Common Stock which may be issued under the Plan (other than increases pursuant to Section 4.10), (ii) extend the period during which any award may be granted or exercised, or (iii) extend the term of the Plan. The termination or any modification or amendment of the Plan, except as provided in subsection (a), shall not without the consent of a participant, affect his or her rights under an award previously granted to him or her or under an employment agreement.

         4.13 TERMINATION OR SUSPENSION OF THE PLAN.

                  (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on December 31, 2006. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

                  (b) Rights and obligations under any Option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the written consent of the person to whom the Option was granted.

                                      11.
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         4.14 EFFECTIVE DATE OF PLAN.

         The Plan shall become effective as at the date of the original grant of Options hereunder.

                                      12.